EXHIBIT 10.3

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2022 by and among (i) The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands (“PubCo”), (ii) TG Venture Acquisition Corp., a Delaware corporation (“SPAC”), and (iii) the undersigned (“Holder”).

WHEREAS, PubCo, SPAC, The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), and Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), contemporaneously entered into that certain Business Combination Agreement, dated as of the date hereof (as amended from time to time, the “the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”);

WHEREAS, pursuant to and subject to the terms of the Business Combination Agreement (i) Merger Sub 1 will merge with and into the Company (the “Initial Merger”), the separate existence of Merger Sub 1 will cease and the Company will be the surviving corporation of the Initial Merger and a direct wholly owned subsidiary of PubCo, and (ii) immediately following confirmation of the effective filing of the Initial Merger, Merger Sub 2 will merge with and into SPAC (the “SPAC Merger”), the separate existence of Merger Sub 2 will cease and SPAC will be the surviving corporation of the SPAC Merger and a direct wholly owned subsidiary of PubCo;

WHEREAS, upon the effective time of the Initial Merger, (i) the holders of Ordinary Shares of the Company will receive Class A Ordinary Shares of PubCo, par value $0.0001 per share (“PubCo Ordinary Shares”), and (ii) upon the effect time of the SPAC Merger the holders of SPAC common stock will receive PubCo Class A Ordinary Shares;

WHEREAS, as of the date hereof, Holder is a holder of Ordinary Shares of the Company or SPAC common stock in such amounts and classes or series as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to enter into this Agreement, pursuant to which ninety-five percent (95%) of the PubCo Ordinary Shares to be received by Holder (the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.       Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement

2.       Lock-up Provisions.

(a)       Holder hereby agrees not to Transfer any Restricted Securities from and after the Closing and until the earlier of (i) the six (6) month anniversary of the date of the Closing, (ii) subsequent to the Business Combination, if the last sale price of PubCo’s Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, or (iii) the date after the Closing on which PubCo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of PubCo’s stockholders having the right to exchange their equity holdings in PubCo for cash, securities or other property (clause (iii), a “Liquidity Event”, and such period, the “Lock-up Period”). The foregoing restrictions shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder made in respect of a Permitted Transfer (as defined below); provided that in any of case of a Permitted Transfer, it shall be a condition to such Transfer that the transferee executes and delivers to PubCo an agreement, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement. As used herein, “Transfer” shall mean (A) the sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction, including the filing of a registration statement, specified in clause (A) or (B). As used in this Agreement, the term “Permitted Transfer” shall mean a Transfer made: (1) in the case of Holder being an individual, by gift to a member of one of the individual’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (2) in the case of Holder being an individual, by virtue of Laws of descent and distribution upon death of Holder; (3) in the case of Holder being an individual, pursuant to a qualified domestic relations order; (4) by distributions from Holder to its members, partners, or shareholders; (5) by virtue of applicable Law or the Holder’s organizational documents upon liquidation or dissolution of Holder; (6) to any Affiliates of the Holder, or (7) to any employees, officers, directors or members of the Holder or any Affiliates of Holder. For avoidance of doubt, five percent (5%) of the PubCo Ordinary Shares to be received by Holder pursuant to the Business Combination Agreement shall not be considered “Restricted Securities” for purposes of this Agreement and shall not be subject to the restrictions set forth in this Section 2(a).

(b)       If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and PubCo shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(c)       During the Lock-up Period, stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDER NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d)       For the avoidance of any doubt, (i) Holder shall retain all of its rights as a shareholder of PubCo during the Lock-up Period, including the right to vote, and to receive any dividends and distributions in respect of, any Restricted Securities, and (ii) the restrictions contained in Section 1(a) of this Agreement shall not apply to any PubCo Ordinary Shares or other securities of PubCo acquired by Holder in open market transactions or in any public or private capital raising transactions of PubCo or otherwise to any PubCo Ordinary Shares (or other securities of PubCo) other than the Restricted Securities.

3.       Miscellaneous.

(a)       Termination of Business Combination Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)       Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of PubCo and SPAC. Each of PubCo, and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)       Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)       Governing Law. This Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The parties hereto expressly incorporate by reference Section 11.7 and Section 11.14 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement to apply to this Agreement mutatis mutandis, with references to the Business Combination Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e)       Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f)       Construction; Interpretation. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No party hereto, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any such party.

(g)        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to PubCo prior to the Closing, to:	With a copy (which will not constitute notice) to:

The Flexi Group Limited	Lucosky Brookman LLP
Wisma Uoa Damansara II, Penthouse 16-1 Level	101 Wood Avenue South
16, No 6	Woodbridge, New Jersey 08830
Changkat Semantan, Bukit Damansara	Email: jlucosky@lucbro.com
50490 Kuala Lumpur, Malaysia	Attention: Joseph M. Lucosky

Email: chris.edwards@thehive.com
Attention: Chris Edwards

If to SPAC prior to the Closing, to:	With a copy (which shall not constitute notice) to:

TG Venture Acquisition Corp.	DLA Piper LLP (US)
1390 Market Street, Suite 200	500 8th Street, NW
San Francisco, CA 94102	Washington, DC 20004
Email: patrick.tsang@tsangsgroup.co	Email: jay.tannon@us.dlapiper.com
Attention: Chief Executive Officer	Attention: Jay M. Tannon

If to PubCo or SPAC after the Closing, to:	With a copy (which shall not constitute notice) to:

The Flexi Group Limited	Lucosky Brookman LLP
Wisma Uoa Damansara II, Penthouse 16-1 Level	101 Wood Avenue South
16, No 6	Woodbridge, New Jersey 08830
Changkat Semantan, Bukit Damansara	Email: jlucosky@lucbro.com
50490 Kuala Lumpur, Malaysia	Attention: Joseph M. Lucosky
Email: chris.edwards@thehive.com
Attention: Chris Edwards

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h)      Amendments and Waivers. This Agreement may be amended or modified only with the written consent of PubCo, SPAC, and Holder. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding any other provision, PubCo and SPAC hereby represent, warrant, covenant and agree that (i) if any Lock-Up Agreement signed by a stockholder of PubCo in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such stockholder and that would be favorable to Holder, this Agreement shall be contemporaneously amended in the same manner and PubCo shall provide prompt notice thereof to Holder, and (ii) if any such stockholder is released from any or all of the lock-up restrictions under its Lock-Up Agreement, Holder will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of Holder’s Restricted Securities) and PubCo shall provide prompt notice thereof to Holder.

(i)       Authorization on Behalf of PubCo. In the event that Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of PubCo or any of its current or future Affiliates, Holder and/or Holder’s Affiliate shall have no authority, express or implied, to act or make any determination on behalf of PubCo or any of its current or future Affiliates in connection with this Agreement or any dispute or Action with respect hereto.

(j)       Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and PubCo, and SPAC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of PubCo and SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of PubCo and SPAC, and or any of the obligations of Holder under any other agreement between Holder and PubCo or SPAC, or any certificate or instrument executed by Holder in favor of PubCo or SPAC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of PubCo or SPAC or any of the obligations of Holder under this Agreement.

(l)       Further Assurances. From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)        Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

* * * * *

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

SPAC:

TG Venture Acquisition Corp.

By:
Name:	Patrick Tsang
Title:	Chief Executive Officer

PUBCO:

The Flexi Group Holdings Ltd

By:
Name: Chris Edwards
Title:	Chief Executive Officer

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

SPONSOR:

Tsangs Group Holdings Limited

By:
Name:	Patrick Tsang
Title:	Managing Member

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

HOLDERS:

Dragon Active Limited

By:
Name:	Kelvin Liu
Title:	Managing Member

ThinkEquity, LLC

By:
Name:	Eric Lord
Title:	Head of Investment Banking

TriPoint Capital Management, LLC

By:
Name:	Michael Boswell
Title:	Managing Director

HFI Limited

By:
Name:	Simon Powell
Title:	Managing Director

[Signature Page to Lock-up Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Securities:

Company Ordinary Shares:

SPAC Class A Common Stock:

SPAC Class B Common Stock:

SPAC Warrants:

Address for Notice:

Address:

Email:

[Signature Page to Lock-up Agreement]